    As filed with the Securities and Exchange Commission on January 2, 2003
                                                       Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                             MANDALAY RESORT GROUP
               (Exact name of issuer as specified in its charter)

                  Nevada                            88-0121916
         (State of incorporation)       (I.R.S. Employer Identification No.)

                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
    (Address of principal executive offices, zip code and telephone number)

                               ----------------
                 MANDALAY RESORT GROUP 2002 STOCK INCENTIVE PLAN
                               ----------------
                            (Full Title of the Plan)

                         Yvette Landau, General Counsel
                             Mandalay Resort Group
                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
           (Name, address and telephone number of agent for service)

                                    Copy to:
                           Howell J. Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street--22nd Floor
                     Philadelphia, Pennsylvania 19103-2097

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                                   Proposed          Proposed
                                                   Maximun           Maximum             Amount of
Title of Securities           Amount               Offering Price    Aggregate           Registration
to be Registered              to be Registered     Per Share(1)      Offering Price(1)   Fee(1)
-----------------------------------------------------------------------------------------------------
Common Stock                  3,400,000            $ 30.68           $ 104,312,000       $ 9,596.70
$.01-2/3 Par Value            Shares(2)
(including associated common
stock purchase rights)

-----------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on December 30, 2002.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares and associated common stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
================================================================================

                                     PART I

     A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Mandalay Resort Group 2002 Stock Incentive Plan as specified by Rule 428(b)(l)(i) under the Securities Act of 1933.

          RISK RELATING TO THE LACK OF A CONSENT OF ARTHUR ANDERSEN LLP

     We have not been able to obtain the written consent of Arthur Andersen LLP to our incorporation by reference in this registration statement of Arthur Andersen's report, dated February 27, 2002, on the consolidated financial statements of Mandalay Resort Group and its subsidiaries as of, and for the year ended, January 31, 2002, as required by Section 7 of the Securities Act of 1933. Because of our inability to obtain this consent from Arthur Andersen LLP, participants in Mandalay Resort Group's 2002 Stock Incentive Plan who acquire shares of our common stock covered by this registration statement will be unable to obtain any recovery against Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission to state a material fact required to be stated in those financial statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Mandalay Resort Group (which filed such documents under its previous corporate name "Circus Circus Enterprises, Inc. until it changed its corporate name on June 18, 1999) are incorporated by reference in this registration statement:

     (a) Amendment No. 1 on Form 10-K/A to the Annual Report of Mandalay Resort Group on Form 10-K for the year ended January 31, 2001, filed for the purpose of including the financial statements of Elgin Riverboat Resort-Riverboat Casino
(a 50% owned joint venture) for the year ended December 31, 2001;

     (b) the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 2002;

     (c) the Quarterly Reports of Mandalay Resort Group on Form 10-Q for the fiscal quarters ended April 30, 2002, July 31, 2002 and October 31, 2002, respectively;

     (d) the Current Reports of Mandalay Resort Group on Form 8-K dated April 22, 2002; May 14, 2002 and September 9, 2002;

     (e) the description of Mandalay Resort Group's common stock contained in its Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

     (f) the description of Mandalay Resort Group's common stock purchase rights contained in its Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description; and

     (g) all documents subsequently filed by Mandalay Resort Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     In accordance with Nevada Revised Statutes 78.037, Article XI of Mandalay Resort Group's Restated Articles of Incorporation provides that no director or officer of Mandalay Resort Group shall be personally liable to Mandalay Resort Group or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

     Article X, Section 10.2 of Mandalay Resort Group's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

     Mandalay Resort Group's 2002 Stock Incentive Plan provides that no member of the committee which administers the plan shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the plan, and that Mandalay Resort Group shall indemnify and hold harmless each member of the committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the committee) arising out of any act or omission in connection with the administration or interpretation of the plan, unless arising out of such person's own fraud or bad faith.

     Mandalay Resort Group maintains liability insurance under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of Mandalay Resort Group all covered losses for which Mandalay Resort Group grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy generally covers liabilities arising under the federal securities laws other than specified exclusions such as any payment for a loss arising out of a deliberate criminal or deliberate fraudulent act by the insured.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

3(i)(a) Restated Articles of Incorporation of Mandalay Resort Group as of July 15, 1988 and Certificate of Amendment thereto, dated June 29, 1989 (Incorporated by reference to Exhibit 3(a) to the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended
         January 31, 1991).
3(i)(b) Certificate of Amendment of the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group's Current Report on Form 8-K dated June 18, 1999).
3(i)(c) Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b) to Mandalay Resort Group's Annual Report on Form 10-K for the fiscal year ended January 31, 1992).
3(i)(d) Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group's Current Report on Form 8-K dated July 21, 1993).
3(ii)    Restated Bylaws of Mandalay Resort Group (Incorporated by reference to
         Exhibit 3(ii) to Mandalay Resort Group's Annual Report on Form 10-K for the fiscal year ended January 31, 1999).
4(a) Rights Agreement, dated as of July 14, 1994, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4 to Mandalay Resort Group's Current Report on Form 8-K dated August 15, 1994).
4(b) Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4(a) to Mandalay Resort Group's Quarterly Report on Form 10-Q for the period ended July 31, 1996).
4(c) 2002 Stock Incentive Plan (Incorporated by reference to Appendix B to Mandalay Resort Group's Schedule 14A Proxy Statement relating to its 2002 annual meeting of stockholders filed with the Securities and Exchange Commission on May 16, 2002.)
23(a)    Consent of Arthur Andersen LLP*
23(b)    Consent of PricewaterhouseCoopers LLP
24       Power of Attorney (included on page II-5 of this registration statement).
---------
* A consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of December, 2002.

                                           Mandalay Resort Group


                                           By  /s/ Michael S. Ensign
                                             -----------------------------------
                                              Michael S. Ensign, Chairman of the
                                              Board and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ensign and Glenn W. Schaeffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                      Title                         Date


 /s/ Michael S. Ensign       Chairman of the Board, Chief      December 30, 2002
--------------------------    Executive Officer and Chief
     Michael S. Ensign        Operating Officer (Principal
                              Executive Officer)



/s/ William A. Richardson    Vice Chairman of the Board        December 30, 2002
--------------------------
    William A. Richardson


 /s/ Glenn Schaeffer         President, Chief Financial        December 30, 2002
--------------------------    Officer, Treasurer and Director
     Glenn Schaeffer          (Principal Financial Officer)


   /s/ Les Martin            Vice President and Chief          December 30, 2002
-------------------------     Accounting Officer (Principal
       Les Martin             Accounting Officer)


 /s/ William E. Bannen       Director                          December 30, 2002
-------------------------
     William E. Bannen


  /s/ Arthur H. Bilger       Director                          December 30, 2002
-------------------------
      Arthur H. Bilger


/s/ Rose McKinney-James      Director                          December 30, 2002
-------------------------
    Rose McKinney-James

         Signature                      Title                         Date



/s/ Michael D. McKee        Director                           December 30, 2002
-------------------------
      Michael D. McKee

/s/ Donna B. More           Director                           December 30, 2002
-------------------------
       Donna B. More

/s/ Harold J. Phillips      Director                           December 30, 2002
-------------------------
   Harold J. Phillips

                                 Exhibit Index

Exhibit No.     Exhibit Description
-----------     -------------------
3(i)(a)         Restated Articles of Incorporation of Mandalay Resort Group as
                of July 15, 1988 and Certificate of Amendment thereto, dated
                June 29, 1989 (Incorporated by reference to Exhibit 3(a) to the
                Annual Report of Mandalay Resort Group on Form 10-K for the
                fiscal year ended January 31, 1991).
3(i)(b)         Certificate of Amendment of the Restated Articles of
                Incorporation (Incorporated by reference to Exhibit 3(i) to
                Mandalay Resort Group's Current Report on Form 8-K dated June
                18, 1999).
3(i)(c)         Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b)
                to Mandalay Resort Group's Annual Report on Form 10-K for the
                fiscal year ended January 31, 1992).
3(i)(d)         Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i)
                to Mandalay Resort Group's Current Report on Form 8-K dated July
                21, 1993).
3(ii)           Restated Bylaws of Mandalay Resort Group (Incorporated by
                reference to Exhibit 3(ii) to Mandalay Resort Group's Annual
                Report on Form 10-K for the fiscal year ended January 31, 1999).
4(a)            Rights Agreement, dated as of July 14, 1994, between Mandalay
                Resort Group and First Chicago Trust Company of New York
                (Incorporated by reference to Exhibit 4 to Mandalay Resort
                Group's Current Report on Form 8-K dated August 15, 1994).
4(b)            Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of
                New York (Incorporated by reference to Exhibit 4(a) to Mandalay
                Resort Group's Quarterly Report on Form 10-Q for the period ended July 31, 1996).
4(c)            2002 Stock Incentive Plan (Incorporated by reference to Appendix
                B to Mandalay Resort Group's Schedule 14A Proxy Statement
                relating to its 2002 annual meeting of stockholders filed with the Securities and Exchange Commission on May 16, 2002.)
23(a)           Consent of Arthur Andersen LLP*
23(b)           Consent of PricewaterhouseCoopers LLP
24              Power of Attorney (included on page II-5 of this registration statement).
---------
 * Previously filed as an exhibit to this Registration Statement.
** A consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.